Exhibit 99.1

Energy-Efficient Industrial LED Lighting Provider Orion
Announces Preliminary, Unaudited Fiscal 2017 Results,
Including Revenue Rising 3.5%-4% over Fiscal 2016

Manitowoc, WI – April 25, 2017 – Orion Energy Systems, Inc. (NASDAQ: OESX) (Orion Lighting), a leading designer and manufacturer of high-performance, energy-efficient LED lighting products, today announced preliminary, unaudited financial results for its fourth quarter (Q4 ’17) and fiscal year ended March 31, 2017.

Preliminary, Unaudited Q4 & FY 2017 Performance
Orion CEO, John Scribante, commented, "Despite overall revenue growth of 12% and a 27% increase in LED product sales in the first nine months of fiscal 2017, both Orion and the lighting industry hit an ‘air pocket’ of lower than anticipated order activity in Orion’s fourth quarter ended March 31st. This slowdown limited our FY 2017 revenue growth to 3.5%-4%, or approximately $70.0-$70.4 million, compared to revenue of $67.6 million in fiscal 2016, and our previously communicated guidance of 10-15% growth.”

Orion’s Q4’17 preliminary, unaudited revenue declined 17-19% to approximately $15.1-$15.5 million, compared to $18.6 million in Q4 ’16. The Q4 ‘17 revenue shortfall was principally the result of the far slower pace of lighting sales early during the period. Orion’s FY 2017 performance reflected approximately 17% growth in energy-saving LED lighting product sales. LED sales rose to approximately 81% of total lighting product sales in FY 2017, up from 71% in FY 2016 and increased to approximately 89% of total lighting product sales in Q4’17, up from 76% in Q4’16.

Orion is not seeing any structural alterations or changes in the competitive landscape within the industrial LED lighting retrofit market. In fact, during fiscal 2017, Orion grew its new order bookings by approximately 15% year over year. Orion’s fiscal 2017 revenue grew despite the expected ongoing decline in its legacy fluorescent business, which contracted by approximately $6 million; as well as a year-over-year decline in LED component pricing, which negatively impacted average selling prices and Orion’s FY 2017 revenue. Looking past these factors, the solid underlying growth in LED product sales underscores strong confidence in Orion’s market position and growth prospects.

As others in the LED retrofit industry also experienced, new order activity decelerated early in Orion’s fourth quarter, as many customers reevaluated capital spending plans while they assessed the economic, business, and market sentiment impact of the new U.S. Government administration and its policies. Orion started to see budgets begin to be released later in its fourth quarter, but the pace of rebound proved more measured than expected, leading to the Q4 ‘17 revenue shortfall. Fortunately, the market is moving towards a more normal pace of business, and Orion continues to see its energy-efficiency value

Exhibit 99.1

proposition resonating with customers, as confirmed by last week’s announcement of $1.9M in new orders with the U.S. Navy.

Preliminary Addition to Inventory Reserves
Given the heightened deceleration in fluorescent lighting and prior generation LED product sales as a result of more energy efficient and price-competitive LED alternatives, Orion plans to record a reserve against its slower moving inventory of $1.5 – $2.0 million in Q4 ‘17. This additional reserve will be reflected as a charge within cost of sales, reducing gross margin. In the future, Orion will follow a “build-to-order” model for its fluorescent products business, helping to insulate the Company from future fluorescent inventory issues.

As a result of the addition to inventory reserves and lower than anticipated production activity during the quarter, the gross margin estimate for FY 2017 is expected to be approximately 25% versus previous guidance of at or near 30%.

Preliminary Balance Sheet
On a preliminary, unaudited basis, Orion ended FY 2017 with approximately $17.3 million in cash and cash equivalents, compared to $15.5 million at March 31, 2016. Long-term obligations under Orion’s revolving credit facility were approximately $6.6 million at March 31, 2017 as compared to $3.7 million at March 31, 2016.

Concluding Remarks
Mr. Scribante added, “Our LED product revenue has grown at a 130% compound annual growth rate to $53.3 million over four years. That speaks to the strength of our product mix and the clear ROI benefits of retrofitting to high quality, energy efficient, and flexible Orion LED solutions. Further, this growth was achieved amidst a restructuring of our agent network over the past year. We believe the outlook for the LED lighting retrofit industry and Orion remains strong, and we are committed to delivering results.”

About Orion Energy Systems
Orion is a leading designer and producer of energy efficient lighting and retrofit lighting solutions for commercial and industrial buildings. Orion manufactures and markets connected lighting systems encompassing LED solid-state lighting and intelligent controls. Orion systems incorporate patented design elements that deliver significant energy, efficiency, optical and thermal performance that drive financial, environmental, and work-space benefits for a wide variety of customers, including nearly 40% of the Fortune 500.

Safe Harbor Statement
Certain matters discussed in this press release, are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" or words of similar import. Similarly, statements that describe the Company's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could

Exhibit 99.1

cause results to differ materially from those expected, including, but not limited to, the following: (i) our ability to achieve our expected revenue, gross margin, net income and EBITDA objectives in fiscal 2017 and beyond; (ii) our ability to achieve and sustain profitability and positive cash flows; (iii) the availability of additional debt financing and/or equity capital, and our limited borrowing capacity under our bank line of credit; (iv) our development of, and participation in, new product and technology offerings or applications, including customer acceptance of our new light emitting diode product lines; (v) deterioration of market conditions, including our dependence on customers' capital budgets for sales of products and services and continuing decreases in prices of LED products; (vi) our ability to compete and execute our strategy in a highly competitive and rapidly changing LED market and our ability to respond successfully to market competition; (vii) our ability to successfully implement our strategy of focusing on lighting solutions using new LED technologies in lieu of traditional HIF lighting upon which our business has historically relied; (viii) adverse developments with respect to litigation and other legal matters to which we are subject; (ix) our failure to comply with the covenants in our revolving credit agreement; (x) increasing duration of customer sales cycles; (xi) fluctuating quarterly results of operations as we focus on new LED technologies; (xii) the market acceptance of our products and services; (xiii) our ability to recruit and hire sales talent to increase our in-market sales and our ability to pursue an expanded third-party sales channel through distribution and sales agents; (xiv) price fluctuations, shortages or interruptions of component supplies and raw materials used to manufacture our products; (xv) loss of one or more key customers or suppliers, including key contacts at such customers; (xvi) our ability to effectively manage our product inventory to provide our products to customers on a timely basis; (xvii) a reduction in the price of electricity; (xviii) the cost to comply with, and the effects of, any current and future government regulations, laws and policies; (xix) increased competition from government subsidies and utility incentive programs; (xx) potential warranty claims; and (xxi) the other risks described in our filings with the SEC. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://www.orionlighting.com in the Investor Relations section of the Company's Web site.

Investor Relations Contacts:
Bill Hull, CFO                    William Jones; David Collins
Orion Energy Systems, Inc.             Catalyst Global
(312) 660-3575                    (212) 924-9800
                        oesx@catalyst-ir.com